Exhibit 5.1



            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127577 of our report dated February 11, 2005 (except as to Note 14(b) and Note 16(c) which are as of February 16, 2005) relating to the consolidated financial statements of TELUS Corporation, appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
-------------------------------------
Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia
Canada
August 24, 2005